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                            SCHEDULE 14A INFORMATION

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                            FIRST BANK SYSTEM, INC.
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                                        Contact:  Wendy Raway
                                                  First Bank System
                                                  (612) 973-2429


             FIRST BANK SYSTEM'S GRUNDHOFER COMMENTS ON WELLS FARGO
                                CRA ANNOUNCEMENT


MINNEAPOLIS (December 13, 1995)--John F. Grundhofer, First Bank System, Inc. (NYSE;FBS) Chairman, President and CEO, issued the following statement in connection with the CRA announcement made today by Wells Fargo:


"Community reinvestment is critically important. Unfortunately, we don't believe Wells Fargo's announcement comes anywhere close to making up for the devastation they will inflict on California communities because of the massive branch closings, thousands of job eliminations, vacant real estate and loss of competition that will be part of their hostile takeover of First Interstate.

     "Wells has announced it will close 85 percent of First Interstate's California branch offices. FBS estimates that as many as 12,000 jobs could be eliminated. And losing another major banking competitor from California ultimately means fewer product choices, less credit availability and higher prices. So, despite its CRA commitment, the overall effect of a Wells-First Interstate combination would be extremely negative on hundreds of California communities.

     "On the other hand, a First Interstate-First Bank merger would benefit communities in terms of its positive effect on the California economy and its community reinvestment commitment. First Bank has an outstanding community reinvestment record, and we are absolutely committed to working in partnership with a broad range of organizations to build strong communities. First Bank will have a large network of local branches to deliver our community reinvestment program that includes specialized affordable mortgage and homebuyer counseling programs, loans to small businesses, community development loans and investments, products for all consumers, grants to nonprofit organizations and countless hours of volunteer service.

     "Both First Interstate and First Bank have a well-established commitment to community development lending, investments and services. We continue to work with our communities to ensure that their CRA needs are met.


                                                                  More.....
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Grundhofer CRA Comments
Page 2


     "In the end, any CRA commitment by Wells Fargo must be evaluated in the context of the overall impact that the Wells hostile proposal will have upon the communities it serves. Wells cannot simply shutter 85 percent of First Interstate's existing California branches--as Wells itself has said--and eliminate as many as 12,000 jobs without wreaking havoc on local economies, community groups and small businesses."

                                      * * *


          The participants in this solicitation may include First Bank System, Inc. ("FBS"), the directors of FBS (John F. Grundhofer, Roger L. Hale, Delbert
W. Johnson, Norman M. Jones, John H. Kareken, Richard L. Knowlton, Jerry W. Levin, Kenneth A. Macke, Marilyn C. Nelson, Edward J. Phillips, James J. Renier,
S. Walter Richey, Richard L. Robinson, Richard L. Schall, and Lyle E. Schroeder), Lester Pollack (Board Observer) and the following executive officers and employees of FBS: Richard A. Zona (Vice Chairman and Chief Financial Officer), Philip G. Heasley (Vice Chairman and President, Retail Product Group), Lee R. Mitau (Executive Vice President, Secretary and General Counsel), Susan E. Lester (Executive Vice President), Elizabeth A. Malkerson (Senior Vice President, Corporate Relations), David R. Edstam (Executive Vice President and Treasurer), David J. Parrin (Senior Vice President and Controller), Arnold C. Hahn (Senior Vice President, Corporate Development), Andrew Cecere (Senior Vice President, Management Accounting and Forecasting), John R. Danielson (Senior Vice President, Investor Relations), Wendy Raway (Vice President and Manager of Media Relations) and Karin Glasgow (Assistant Vice President, Investor Relations).

          FBS and First Interstate Bancorp ("First Interstate" or "FI") are parties to an Agreement and Plan of Merger, dated as of November 5, 1995, pursuant to which a wholly owned subsidiary of FBS is to merge with and into First Interstate. In addition, First Interstate has granted to FBS an option to purchase up to 19.9% of the outstanding shares of common stock of First Interstate in certain circumstances. As of October 31, 1995, certain FBS subsidiaries held 54,437 shares of First Interstate common stock in a fiduciary capacity. FBS disclaims beneficial ownership of shares of First Interstate common stock held in a fiduciary capacity and any other shares held by any pension plan of FBS or any affiliates of FBS.

          As of November 30, 1995, Marilyn C. Nelson and Richard L. Robinson, directors of FBS, held 2,000 shares and 150 shares, respectively, of First Interstate common stock. Lester Pollack is an executive officer of Corporate Advisors, L.P., the general partner of two shareholders of FBS and the investment manager for another shareholder of FBS. Corporate Advisors, L.P. may be deemed to be indirectly controlled by Lazard Freres & Co. LLC, of which Mr. Pollack is a managing director. Lazard Freres & Co. LLC engages in a full range of investment banking, securities trading, market-making and brokerage services for institutional and individual clients. In the normal course of its business, Lazard Freres & Co. LLC may trade securities of First Interstate for its own account and the account of its customers and, accordingly, may at any time hold a long or short position in such securities.

          Although J.P. Morgan Securities Inc. does not admit that it or any of its directors, officers, employees or affiliates is a "participant," as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934 by the Securities and Exchange Commission (the "Commission"), or that such Schedule 14A requires the disclosure of certain information concerning J.P. Morgan Securities Inc., it may assistant FBS in this solicitation. J.P. Morgan Securities Inc. engages in a full range of investment banking, securities trading, market-making and brokerage services for institutional and individual clients. In the normal course of its business, J.P. Morgan Securities Inc. may trade securities of First Interstate for its own account and the account of its customers and, accordingly, may at any time hold a long or short position in such securities.

          Except as disclosed above, to the knowledge of FBS, none of FBS, the directors or executive officers of FBS or the employees or other representatives of FBS named above has any interest direct or indirect, by security holdings or otherwise, in First Interstate.